Exhibit 10.2

IRREVOCABLE LETTER	AMOUNT $1,000,000.00
OF CREDIT #1244	U.S. DOLLARS

ESTABLISHED 1896

“Where PEOPLE comefirst”

P.O. DRAWER 529  BILOXI, MISSISSIPPI 39533-0529

(228) 435-5511 • (228) 864-2252 - (800) USE-MINT (873-6468)

FAX (228) 435-8418

July 1, 2005

Hard Rock Hotel Licensing, Inc.

6100 Old Park Lane

Orlando, FL 32835

Gentlemen:

We hereby establish our clean, irrevocable and unconditional letter of credit and authorize you to value on us by order of Premier Entertainment Biloxi, LLC, DBA Hard Rock Hotel and Casino Biloxi for same up to the aggregate amount of One Million U.S. Dollars ($1,000,000.00 U.S. Dollars) available by your drafts at sight.

Each draft must state on its face that it is drawn under The Peoples Bank, Biloxi, Mississippi, Letter of Credit No. 1244, and accompanied by a signed statement from a Hard Rock Hotel Licensing, Inc. official that a named default has occurred, notice has been given to the licensee of the default and the time to cure the default has lapsed (ten days).

Any draw under this Letter of Credit will be honored upon presentation to this bank’s main office located at 152 Lameuse Street, Biloxi, Mississippi not later than December 1, 2007, during normal banking hours.  Except when the amount of this Letter of Credit is increased, this credit cannot be modified or revoked without your consent.

Except as otherwise expressly stated herein, this letter of credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500.  This obligation of The Peoples Bank under this Letter of Credit is the individual obligation of The Peoples Bank and is in no way conditioned upon reimbursement or on ability to perfect any lien, security interest or any other reimbursement.  We hereby agree with drawers, endorsers and bona fide holders of the draft drawn under and in compliance with the terms of this credit that the same shall be duly honored on presentation at the office of the drawee. Partial drawings are permitted.

Sincerely yours,

Chevis C. Swetman	A. Wes Fulmer
President and CEO	Senior Vice-President

ANNUAL BLESSING OF THE SHRIMP FLEET
A CEREMONY DATING BACK OVER 300 YEARS	WWW.THEPEOPLES.COM

P.O. Drawer 529

Biloxi, MS 39533

Date:	7/1/05	L/C No.	1244

Gentleman:

Please issue an IRREVOCABLE Letter of Credit and transmit it by airmail	cable	as follows:

(Advising Bank)	For Account of (Applicant)
(If Blank, Correspondent Bank)
Premier Entertainment Biloxi, LLC DBA Hard Rock Hotel and Casino Biloxi

In Favor of (Beneficiary)	Amount

Hard Rock Hotel Licensing, Inc. 6100 Old Park Lane Orlando, FL 32835	$1,000,000.00
Drafts must be presented for negotiation or pre- sented to Drawee on or before (expiration date)

Available by drafts at sight drawn on you when accompanied by the following documents:

Beneficiary’s statement puportedly signed by one of its officials reading (please state below the exact wording to appear on the statement to be presented with the draft):

“Drawn under The Peoples Bank, Biloxi, Mississippi Letter of Credit No. 1244.

AGREEMENT

In consideration of your issuing, at the request of the Applicant(s) your Letter of Credit (hereinafter the “Credit”), substantially in accordance with the foregoing application, the Applicant(s) by its/their signature below, hereby acknowledges and agrees (jointly and severally) to be bound by the following terms and conditions:

Premier Entertainment Biloxi, LLC
DBA Hard Rock Hotel and Casino Biloxi
Applicant	Applicant

PLEASE SIGN

BY:	/s/[ILLEGIBLE]
TITLE:	President
ADDRESS:	777 Beach Blvd
Biloxi, MS 39503

FOR BANK USE ONLY

Approved By:	01-171 Rev. 9/89 - Shaughnessy Printing Co., Biloxi, MS

COLLATERAL NOTE

Renewal of Note No.

$1,000,000.00	Biloxi, MS,	19

On demand, if no demand                                                         days after date, the undersigned (jointly and severally if more than one) hereinafter called Maker, promises to pay to the order of THE PEOPLES BANK, Biloxi, Mississippi                                                                                                                                   at the office of THE PEOPLES BANK, Biloxi, Miss, the sum of One Million and No/100 Dollars with interest from date at the current rate of                            percent per annum.  Interest is payable                            and will float at                     % over New York (Chase Manhattan) prime.

Maker has deposited with Bank, as collateral for payment of this and any and all other liabilities, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising (all hereinafter called “obligation”), the following property listed below and on the reverse side hereof:

Letter of Credit #1244 to Hard Rock Hotel Licensing, Inc:  Interest shall be computed from date of presentation of Letter of Credit #1244 for payment.

hereinafter called Collateral, the market value of which as of this date is approximately $                                                                        .

In case of a decline in the market value of the Collateral or if the Collateral shall at any time become unsatisfactory to Bank. Maker agrees upon demand of Bank to deposit with Bank within two hours after demand additional collateral of quality and value satisfactory to it and to create a security interest in the additional collateral in favor of Bank.

Bank shall have, but shall not be limited to, the following rights, each of which may be exercised at any time: (1) to pledge or transfer this note and the Collateral, and any pledge or transferee shall have all the rights of Bank hereunder and Bank shall be thereafter relieved from any liability with respect to any Collateral so pledged or transferred; (2) to transfer the whole or any part of the Collateral into the name of itself or its nominee; (3) to vote the Collateral; (4) to notify the obligors on any Collateral to make payment to Bank of any amounts due thereon; and (5) to take control of any proceeds of Collateral.

Upon the happening of any of the following events, each of which will constitute a default hereunder, all liabilities of Maker to Bank shall become immediately due and payable at the option of Bank: (1) failure of Maker or any other party hereto to perform any agreement hereunder or pay any obligation secured hereby when due; (2) death of Maker or any other party hereto; (3) filing of any petition in bankruptcy by or against Maker or any other party hereto; (4) application for appointment of a receiver for, making of a general assignment for the benefit of creditors by, or insolvency of Maker or any other party hereto; or (5) determination by any officer of Bank that a material adverse change has occurred in the financial condition of Maker or any party hereto.  Upon occurrence of any such event or at any time thereafter, Bank shall have the remedies of a secured party under the Uniform Commercial Code of Mississippi.  Any notice of sale or other intended disposition of the Collateral by Bank sent to Maker at the address specified below, or such other address of Makers as may be shown on Bank’s records, at least five days prior to such action shall constitute reasonable notice to Maker.  Should any part of the Collateral be offered for sale in satisfaction Maker’s obligations under this note and should Bank become the purchase thereof, Maker hereby waives and releases all rights of redemption in and to such Collateral.  Bank may waive any default before or after the same has been declared without impairing its right to declare a subsequent default hereunder, this right being a continuing one.

In the event of default, it is agreed that the Bank shall have the right to set off the balance due on this note in whole or in part against any deposits or monies credited or owing by the Bank to the Maker or any party to this note.

Makers shall take all necessary steps to preserve rights against prior parties to instruments or chattel paper constituting Collateral and shall be responsible generally for its preservation.  Notwithstanding any provision in this note or in any other agreement with Bank, this note is not secured by any household goods (as defined in Federal Reserve Board Regulation AA, Subpart(B), unless the household goods are identified in a security agreement and either (1) are purchased with the proceeds of this note or (2) this note is a refinancing of such earlier purchase money note.  Such purchase money household goods shall only secure the purchase money note and any refinancing thereof.

Maker and all parties hereto waive protest of this note.  If this note is not paid when due, Maker and all other parties hereto agree to pay all costs and expenses of collection, including a reasonable attorney’s fee.  Bank shall in no event be liable to any party hereto for failure to collect this note, in whole or in part.

Premier Entertainment Biloxi, LLC
LIFE INSURANCE		☐		DBA Hard Rock Hotel and Casino Biloxi
CHARGE MONTHLY		☐

Phone No.	228-386-5007		PLEASE SIGN	/s/ [ILLEGIBLE]
Tax I.D.	20-0495680
111 Lameuse Street
Suite 104
Biloxi, Ms 39530

			Approved by:	Reviewed by: